Exhibit 3.4

OPERATING AGREEMENT

OF

FLORIDA EAST COAST RAILWAY, L.L.C.

THIS OPERATING AGREEMENT (this “Operating Agreement”) OF FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company (the “Company”) is created this 10th day of September, 2000, by Florida East Coast Industries, Inc., the sole member of the Company.

EXPLANATORY STATEMENT

The Member has organized the Company as a single member limited liability company pursuant to the Florida Limited Liability Act, Chapter 608, Florida Statutes (the “Act”). The Company shall operate in accordance with the terms of this Operating Agreement. The Member intends that the Company will be treated as a disregarded entity for purposes of the Code and the Treasury Regulations and all relevant state tax purposes.

ARTICLE 1

FORMATION, PURPOSE AND DEFINITIONS

1.1 Organization. The Member hereby organizes a limited liability company pursuant to the Act and the provisions of this Operating Agreement and, for that purpose, has caused Articles of Organization to be prepared, executed, and filed with the Department of State.

1.2 Name of the Company. The name of the Company shall be: Florida East Coast Railway, L.L.C. The Company may do business under that name and under any other name or names upon which the Member may, in the sole discretion of the Member, determine. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a fictitious name registration as required by law.

1.3 Purpose. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Florida. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Operating Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

1.4 Term. The term of the Company began upon the acceptance of the Articles of Organization by the Department of State and its duration shall be perpetual, unless its existence is sooner terminated pursuant to Article 9 of this Operating Agreement.

1.5 Principal Office. The principal office of the Company shall be located at One Malaga Street, St. Augustine, Florida 32084, or at any other place which the Member, in the sole discretion of the Member, determines.

1.6 Registered Agent/Registered Office. The name of the initial registered agent in the State of Florida and initial street address of the registered agent and the registered office of the Company in the State of Florida shall be: Heidi J. Eddins, One Malaga Street, St. Augustine, Florida 32084. The Member shall at all times have the right to designate a different registered agent or a different street address for the registered agent office of the Company and in the event any such change is made, the Member shall take such action and cause to be filed such documents as the Act may require for such change.

1.7 Member. The name and present mailing address of the sole Member are:

Florida East Coast Industries, Inc.

One Malaga Street

St. Augustine, Florida 32084.

1.8 Defined Terms. Capitalized words and phrases used in this Operating Agreement shall have the meanings ascribed to such terms in Article 14 of this Operating Agreement.

ARTICLE 2

CAPITAL ACCOUNTS

2.1 Initial Capital Contributions. Subsequent to the execution of this Operating Agreement, the Member may from time to time contribute such cash and/or property to the Company as such Member shall determine.

2.2 No Other Capital Contributions Required. The Member shall not be required to contribute any additional capital to the Company, and except as set forth in the Act, the Member shall not have any personal liability for any obligations of the Company.

2.3 Loans. The Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

2.4 Capital Accounts. A capital account shall be maintained by the Company for the Member.

ARTICLE 3

DISTRIBUTIONS

3.1 Distributions of Cash Flow. The Board of Managers may cause the Company to distribute any cash held by it which is neither reasonably necessary for the operation of the Company nor in violation of section 608.426 of the Act to the Member at any time.

3.2 Distributions upon Dissolution. Upon dissolution, the Member shall be entitled to receive, after paying or making reasonable provision for all the Company’s creditors to the extent required by section 608.444 of the Act, the remaining funds of the Company.

ARTICLE 4

MANAGEMENT; RIGHTS, POWERS, AND DUTIES

4.1 Manager-Managed Company. The business of the Company shall be managed by or under the direction of a Board of Managers (the “Board of Managers”). The Board of Managers may exercise all powers of the Company and do all such lawful acts as are not by statute, the Articles of Organization or this Operating Agreement directed or required to be exercised or done by the Member and in so doing shall have the right and authority to take all actions which the Board of Managers deems necessary, useful or appropriate for the management and conduct of the business of the Company; provided, however, that the Member may amend this Operating Agreement at any time and thereby broaden or limit the Board of Managers’ power and authority.

4.2 Number and Term of Office. The total number of members on the Board of Managers (the “Managers”) shall be three (3), unless otherwise fixed at a different number by an amendment hereto or a resolution signed by the Member. The Managers shall be elected annually by the Member. A Manager shall remain in office until removed by a written instrument signed by the Member or until such Manager resigns in a written instrument delivered to the Member or such Manager dies or is unable to serve. In the event of any such vacancy, the Member may fill the vacancy. The Member hereby elects as the initial Managers of the Company to serve as their successors are elected and qualified in accordance with this Operating Agreement:

Robert W. Anestis

John McPherson

Robert F. MacSwain

4.3 Presiding Officer. At all meetings of the Board of Managers, the Chairman of the Board of Managers (the “Chairman”) or, in his or her absence, the President or, in the absence of both the Chairman and the President, a chairman chosen by a majority of the Managers present, shall preside, and the Secretary of the Company (the “Secretary”) or, in his or her absence, an Assistant Secretary (the “Assistant Secretary”) or, in the absence of both, any person appointed by the presiding officer, shall act as secretary.

4.4 Meetings. The Board of Managers may hold meetings, both regular and special, either within or without the State of Florida. Regular meetings of the Board of Managers may be held without notice at such time and at such place as may from time to time be determined by the Board of Managers . Special meetings of the Board of Managers may be called by the Chairman of the Board, the President or a majority of the Managers then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each Manager either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the Managers are present or if all those present waive such notice in accordance with Section 11.2 of this Operating Agreement.

4.5 Actions by Managers by Means of Conference Telephone. The Chairman or the President may call a meeting of the Board of Managers which may participate in the meeting by means of a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Action taken in such matters shall have the same force and effect as any other action of the Board of Managers.

4.6 Quorum and Vote. Except as otherwise specifically provided by law or this Operating Agreement, at all meetings of the Board of Managers, a majority of the entire Board of Managers shall constitute a quorum, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, a majority of the Managers present at any meeting may adjourn such meeting from time to time, without any other notice thereof, until a quorum is present.

4.7 Action Without a Meeting. Unless otherwise provided by this Operating Agreement, any action required or permitted to be taken at any meeting of the Board of Managers or any committee thereof may be taken without a meeting if all the Managers of the Board of Managers or all the members of any committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or committee.

4.8 Compensation. Each Manager of the Company shall be entitled to receive transportation and other reasonable expenses incident to his or her attendance at any meeting of the Board of Managers or committee thereof of which he or she may be a Manager or member.

Managers may receive such compensation as may be established from time to time by the Company for their services as Managers, including fees for attending meetings of the Board of Managers or committee thereof.

4.9 Committees. The Board of Managers, from their number, may elect an Executive Committee (the “Executive Committee”) of three (3) members, which shall always include the Chairman. The Board of Managers may appoint such other committees as from time to time the Board of Managers deems necessary. The Chairman of the Board of Managers shall call meetings of the Executive Committee when he or she deems it necessary, and shall preside at the meetings of said Executive Committee. The Executive Committee, when the Board of Managers is not in session, shall have full power to control and manage the affairs, business and property of the Company, and a majority of the Executive Committee shall constitute a quorum for the transaction of business coming before the Executive Committee. The Executive Committee, by unanimous action of all members thereof, shall have the power to change or revise a previous action or direction of the Board of Managers unless the exercise of such discretion shall have been previously forbidden by resolution of the Board of Managers. The Board of Managers, by a two-thirds majority of those present and voting, shall have the power to limit or enlarge the powers of the Executive Committee, to change membership therein, to fill vacancies in it or to dissolve it. The Executive committee may make rules for the conduct of said business and may appoint such assistants as it may from time to time deem necessary. The duties of each other committee deemed necessary by the Board of Managers shall be vested with such rights and responsibilities as the Board of Managers may set forth in resolutions creating same.

4.10 Manager (Emeritus). The Board of Managers may by resolution confer upon any former Manager the honorary title of Manager (Emeritus). The designation, number and term (which may be at the pleasure of the Board of Managers) of each Manager (Emeritus) shall be within the discretion of the Board of Managers. Managers (Emeritus) shall not be members of the Board of Managers for any purpose, nor counted toward a quorum thereof. A Manager (Emeritus) shall have the privilege of attending, without vote, any meeting of the Board of Managers to which he or she is invited by the Chairman, but shall have none of the other privileges, or the rights or liabilities of a Manager. Each Manager (Emeritus) shall receive the compensation that the Managers of the Board of Managers receive for each meeting of the Board of Managers that they are invited to attend.

4.11 Removal. A Manager may be removed from the Board of Managers at any time by the Member.

ARTICLE 5

WAIVER OF MONETARY DAMAGES

No Manager of the Company shall be personally liable to the Company or its Member for monetary damages for breach of duty of care or any other duty as a Manager, except as provided by Section 608.4228 of the Act. If the Act is amended to authorize company action further eliminating or limiting the personal liability of managers, then the liability of a Manager of the Company shall be eliminated or limited to the fullest extent permitted by the Act, as amended. If any of the provisions of this Article 5 (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law. No amendment to or repeal of this Article 5 shall apply to or have any effect on the liability or alleged liability of any Manager of the Company for or with respect to any acts or omissions of such Manager occurring prior to such amendment or repeal.

ARTICLE 6

OFFICERS

6.1 Officer. The officers of the Company shall be the Chairman, the President, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such others as the Board of Managers shall from time to time determine. The offices of the Chairman and President may be combined. The Board of Managers may establish the office of one or more Vice Presidents and provide for their election by the Board of Managers, or their appointment by the Chairman or the President,

6.2 Election: Term of Office. The Board of Managers at its first meeting shall elect a Chairman or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the company shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers together with the powers and duties customarily exercised by such officer, and each officer of the Company shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board of Managers may at any time, with or without cause, by the affirmative vote of a majority of Managers then in office, remove any officer.

6.3 Chairman. The Chairman shall be the Chief Executive Officer of the Company, subject to the provisions of this Operating Agreement, and perform such other duties as may from time to time be assigned by the Board of Managers. Unless the Board of Managers shall otherwise direct, he or she shall preside at all meetings of the Board of Managers at which he or she shall be present.

6.4 President and Vice President. The President, subject only to the Board of Managers, the Executive Committee, and the Chairman of the Board of Managers, shall conduct and have general supervision and management of the property and business of the Company, and shall report to, and be subject to the direction and supervision of, the Chairman. In the absence or disability of the Chairman, he or she shall call meetings of the Board of Managers when directed upon request of a majority of the Executive Committee. He or she may, after approval or ratification by the Board of Managers, or by the Chairman, appoint such officers and assistants (not elected or appointed by the Board of Managers) as he or she may require, who shall perform such duties as from time to time may be assigned to them by him or her, and after like approval, he or she may at any time remove any officer or assistant so appointed by him or her. In the absence of the Chairman, he or she shall preside at all meetings of the Board of Managers at which he or she shall be present. If the Board of Managers shall appoint one or more Vice Presidents, it shall establish the order in which each, in the absence of the President, shall perform the duties of the President. The Vice Presidents otherwise shall perform such duties as may from time to time be assigned to them by the President or the Board of Managers, and shall have such descriptive titles as the Board may from time to time determine.

6.5 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Company, and shall deposit all monies and valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. He or she shall disburse the funds of the Company as may be ordered by the Board of Managers, making proper vouchers for such disbursements, and shall render to the President and the Managers at regular meetings of the Board of Managers, or whenever they require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. He or she shall perform such other duties as are incident to the office or may from time to time be imposed on him or her by law, this Operating Agreement by the President or Board of Managers. He or she shall give the Company a bond in a sum, and with one or more sureties, satisfactory to the Board of Managers for the faithful performance of the duties of his or her office and for the restoration to the Company in the case of his or her death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other properties of whatever kind in his or her possession or under his or her control belonging to the Company. The duties of the Treasurer may be combined into a single officer with the duties of the Chief Accounting Officer under the title “Vice President-Finance,” “Vice President and Comptroller,” or other suitable title as determined from time to time by the Board of Managers.

6.6 Secretary. The Secretary shall attend all meetings of the Board of Managers and act as clerk thereof and record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the Executive Committee and all standing committees of the Board of Managers when required. He or she shall give or cause to be given notice of all meetings of the Board of Managers and all committees thereof, and shall perform such additional duties as are incident to the office or may from time to time be imposed upon him or her by law, by this Operating Agreement, or by the President or the Board of Managers. His or her office may be combined with that of the Treasurer, but not if the office of the Treasurer is combined with that of the Chief Accounting Officer.

6.7 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries may be elected or appointed, and their duties prescribed by the Board of Managers, the Chairman, or the President, as the Board of Managers may, by general or special resolution, provide. In the absence or disability of the Treasurer or Secretary, the President shall designate an Assistant Treasurer or Assistant Secretary who shall perform the duties of Treasurer or Secretary.

6.8 Compensation. The Board of Managers shall from time to time determine the compensation of the Chairman, the President, the Secretary and all other officers, and it may authorize the Chairman or the President from time to time to fix, increase or reduce the compensation of any officer or employee of the Company.

ARTICLE 7

INDEMNIFICATION

7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a Manager or officer of the Company or is or was serving at the request of the Company as a Manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Manager officer, employee or agent or an any other capacity while serving as a Manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act (including by any amendment to the Act, but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Manager, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, that, except as provided in section 7.2 of this Article 7, with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Managers. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending a Proceeding in advance of its final disposition; provided that, if the Act requires, the payment of such expenses incurred by the Indemnitee in his or her capacity as Manager or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2 Right of Indemnitee to Bring Suit. If a claim under section 7.1 of this Article 7 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover payments by the Company of expenses incurred by an Indemnitee in defending, in his or her capacity as a Manager or officer, a Proceeding in advance of its final disposition, the Indemnitee shall be entitled to also be paid the expense of prosecuting or defending such claim. In any action brought by the Indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) or by the Company to recover payments by the Company of expenses incurred by an Indemnitee in defending, in his or her capacity as a Manager or officer, a Proceeding in advance of its final disposition, the burden of proving that the Indemnitee is not entitled to be indemnified under this Article 7 or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Managers, independent legal counsel, or its Member) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of Indemnitee conduct set forth in the Act, nor an actual determination by the Company (including its Board of Managers, independent legal counsel, or its Member) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the Indemnitee, be a defense to the action.

7.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Operating Agreement, vote of Managers or otherwise.

7.4 Insurance. The Company may maintain insurance, at its expense, to protect itself and any manager, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

7.5 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and advancement of expenses of Managers and officers of the Company.

ARTICLE 8

TRANSFER OF INTEREST

8.1 Transfers by Member. The Member may Transfer all, or any portion of, the Member’s Interest to one or more Successors in accordance with section 608.432 of the Act.

8.2 Transfer to a Successor. In the event of any Transfer of all or any part of the Member’s Interest to a Successor, the Successor shall immediately thereupon and without further action become a Member with all rights, powers and privileges associated herewith and the Company shall be continued.

ARTICLE 9

DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

9.1 Events of Dissolution. The Company shall only be dissolved at such time as the Member determines to dissolve the Company.

9.2 Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Person(s) who is/are the Member(s) of the Company in proportion to the Member’s(s’) Interests in accordance with section 608.444 of the Act.

9.3 Filing of Articles of Dissolution. If the Company is dissolved, Articles of Dissolution shall be promptly filed with the Department of State by the Member.

ARTICLE 10

TAX ELECTION, BOOKS, RECORDS AND FISCAL YEAR

10.1 Disregarded Entity. It is the intent of the Member that the Company, for as long as it has a single member, be disregarded for federal and all relevant state tax purposes and that all operations and activities of the Company be deemed to be the operations and activities of the Member for such tax purposes. All provisions of the Articles of Organization and this Operating Agreement are to be construed so as to preserve that tax status under those circumstances.

10.2 Checks, Notes, Etc. All checks, notes, drafts, bills of exchange and all other orders for payment by the Company shall be signed in such manner, and by such officer or officers (or when drawn on an account opened for a special or limited purpose, by such person or persons) as the Board of Managers or the Executive Committee may from time to time determine.

10.3 Books and Records. The Company shall keep at its principal office (and in such other places as the Board of Managers shall from time to time determine) books and records of its accounts, minute books, and the names and places of residence of its officers.

10.4 Fiscal Year. The fiscal year of the Company shall begin on the first day of January each year.

10.5 Audit. The Board of Managers, or the Chairman of the Board, shall cause a detailed examination, verification, or restatement of the accounts, income statement and balance sheet of the Company to be made at such times as they may desire, by a firm of certified public accountants authorized to practice in the State of Florida.

ARTICLE 11

NOTICE

11.1 Notice. Whenever written notice is required by law, the Articles of Organization or this Operating Agreement to be given to any manager, member of a committee or the Member, such notice may be given by mail, addressed to such manager, member of a committee or the Member, at such person’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by facsimile transmission.

11.2 Waiver of Notice. Whenever any notice is required to be given by law or under this Operating Agreement or the Articles of Organization, a waiver thereof, in writing, by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 12

GENERAL PROVISIONS

12.1 Governing Law. THIS OPERATING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE

GOVERNANCE OR CONSTRUCTION OF THIS OPERATING AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

12.2 Headings. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Operating Agreement or the intent of the provisions hereof.

12.3 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

12.4 Separability of Provisions. Each provision of this Operating Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Operating Agreement which are valid.

ARTICLE 13

AMENDMENT

This Operating Agreement may be amended at any time by the Member. Any such amendment shall be in writing and signed by the Member.

ARTICLE 14

DEFINED TERMS

The following capitalized terms shall have the meanings specified in this Article 14. Other terms are defined in the text of this Operating Agreement; and, throughout this Operating Agreement, those terms shall have the meanings respectively ascribed to them.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Company” means the limited liability company organized in accordance with this Operating Agreement.

“Department of State” means the Department of State of the State of Florida.

“Manager” means any of the individuals elected by the Member to serve on the Board of Managers and “Managers” means all such individuals.

“Member” means the Person signing this Operating Agreement and any Person who subsequently becomes a member of the Company.

“Member’s Interest or Membership Interest” means all of the rights of a Member in the Company, including a Member’s: (a) share of the profits and losses of the Company; (b) right to receive distributions of the Company; (c) voting rights; (d) right to inspect the Company’s books and records; and (f) unless this Operating Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

“Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

“Treasury Regulations” means the income tax regulations, including any to temporary regulations, from time to time promulgated under the Code.

“Successor” means all Persons to whom all or any part of an Interest is transferred by the Member.

“Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

IN WITNESS WHEREOF, the Member has executed this Operating Agreement as of the date set forth herein above.

MEMBER:

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Heidi J. Eddins
Name:	Heidi J. Eddins
Title:	Executive Vice President

AMENDMENT No. 1 TO OPERATING AGREEMENT OF

FLORIDA EAST COAST RAILWAY, L.L.C.

A Florida Limited Liability Company

THIS AMENDMENT No. 1 TO OPERATING AGREEMENT (this “Amendment”) of Florida East Coast Railway, L.L.C., a Florida limited liability company (the “Company”), dated and effective as of December 31, 2007, is adopted, executed and entered into by its sole member, FECR Rail Corp., a Delaware corporation (“FECR Rail Corp.”) and agreed and acknowledged by its former member, FECI Company, a Florida corporation (“FECI Company”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Operating Agreement (as defined below).

WHEREAS, FECI Company as the sole member entered into that certain limited liability company agreement of the Company, dated as of September 10, 2000 (the “Operating Agreement”);

WHEREAS, FECI Company and FECR Rail Corp. have entered into that certain Membership Interest Purchase Agreement, dated December [31], 2007 (the “MIPA”), by and among the Company, FECR Rail Corp., FECI Company, Florida East Coast Industries, Inc., a Florida corporation and the parent company of FECI Company (“FECI”) and FEC Highway Services, L.L.C., a Florida limited liability company and affiliate of the Company (“FECH”) pursuant to which the membership interests of the Company and FECH were sold by FECI Company to FECR Rail Corp., and FECR Rail Corp. became the sole member of each of the Company and FECH;

WHEREAS, the parties hereto desire to amend the Operating Agreement to reflect the ownership of FECR Rail Corp. as the sole member of the Company (the “Sole Member”) and to correct and update other administrative information;

WHEREAS, the Sole Member of the Company desires to evidence its consent to this Amendment in writing by the execution hereof.

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Member hereby agrees as follows:

1. Amendment of Section 1.5. Section 1.5 of the Operating Agreement is hereby amended and restated in its entirety by deleting such Section and inserting in lieu thereof the following:

1.5. Principal Office. The principal office of the Company shall be located at 7411 Fullerton Street, Suite 300, Jacksonville, FL 32256, or at any other place which the Member, in the sole discretion of the Member, determines.

2. Amendment of Section 1.6. Section 1.6 of the Operating Agreement is hereby amended and restated in its entirety by deleting such Section and inserting in lieu thereof the following:

1.6. Registered Agent/Registered Office. The name of the registered agent in the State of Florida and the street address of the registered agent and the registered office of the Company in the State of Florida is: Corporation Service Company, 1201 Hayes Street, Tallahassee, FL 32301. The Member shall at all times have the right to designate a different registered agent or a different street address for the registered agent office of the Company and in the event any such change is made, the Member shall take such action and cause to be filed such documents as the act may require for such change.

3. Amendment of Section 1.7. Section 1.7 of the Operating Agreement is hereby amended and restated in its entirety by deleting such Section and inserting in lieu thereof the following:

1.7. Member. The name and present mailing address of the sole Member are:

FECR Rail Corp.

7411 Fullerton Street, Suite 300

Jacksonville, FL 32256

4. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended

2

hereby, the Operating Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5. Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

[Signature page follows]

3

IN WITNESS WHEREOF, being duly authorized the parties hereto have executed and delivered this Amendment as of the date set forth above.

FECR RAIL CORP. Sole Member

By:	/s/ Ken Nicholson
Name: Ken Nicholson
Title: Vice President

Agreed and Accepted:

FECI COMPANY

By:	/s/ Kolleen Cobb
Name: Kolleen Cobb
Title: Vice President